Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS FOURTH QUARTER AND FISCAL YEAR END RESULTS

San Jose, CA — October 27, 2014.  Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fourth quarter and fiscal year ended September 27, 2014.

Fourth Quarter Fiscal 2014 Summary

•            Revenue of $1.69 billion

•            GAAP operating margin of 3.6 percent

•            GAAP diluted earnings per share of $1.52(1)

•            Non-GAAP(2) operating margin of 4.2 percent

•            Non-GAAP(2) diluted earnings per share of $0.61

Fiscal Year 2014 Summary

•            Revenue of $6.22 billion

•            GAAP diluted earnings per share of $2.27(1)

•            Non-GAAP diluted earnings per share of $1.99

Revenue for the fourth quarter was $1.69 billion, compared to $1.60 billion in the prior quarter and $1.51 billion for the same period of fiscal 2013.  Revenue for fiscal year ended September 27, 2014 was $6.22 billion, compared to $5.92 billion for the fiscal year ended September 28, 2013.

GAAP operating income in the fourth quarter was $61.5 million or 3.6 percent of revenue, compared to $44.7 million or 3.0 percent of revenue for the same period a year ago.  GAAP operating income for fiscal year 2014 was $199.7 million, compared to $157.6 million in fiscal year 2013.  GAAP net income in the fourth quarter was $132.5 million, compared to $38.8 million for the same period a year ago.  GAAP diluted earnings per share for the fourth quarter was $1.52, compared to $0.44 in the same period a year ago.  GAAP net income for fiscal year 2014 was $197.2 million, compared to $79.4 million in fiscal year 2013.  GAAP diluted earnings per share in fiscal year 2014 was $2.27, compared to $0.93 in fiscal year 2013.

Non-GAAP operating income in the fourth quarter was $71.3 million or 4.2 percent of revenue, compared to $55.7 million or 3.7 percent of revenue for the same period a year ago.  Non-GAAP operating income for the full fiscal year was $234.0 million, compared to $186.9 million for fiscal year 2013.  Non-GAAP net income in the fourth quarter was $53.4 million, compared to $39.9 million for the same period a year ago.  Non-GAAP diluted earnings per share for the fourth quarter was $0.61, compared to $0.46 in the same period a year ago.  Non-GAAP net income for fiscal year 2014 was $172.5 million, compared to $123.4 million in fiscal year 2013.  Non-GAAP diluted earnings per share in fiscal year 2014 was $1.99, compared to $1.44 in fiscal year 2013.

Balance Sheet Summary

•            Ending cash and cash equivalents were $466.6 million

•            Cash flow from operations was $110.2 million in Q4, and $308.7 million for fiscal year 2014

•            Repurchased 1.1 million common shares in Q4 and 4.2 million shares in fiscal 2014

•            Inventory turns were 7.0x

•            Cash cycle days were 38.9 days

“Solid execution coupled with stable demand from a majority of our market segments were the key drivers for overall improvement in our financial results.  Revenue for the fourth quarter was up 5 percent sequentially and 12 percent over the fourth quarter last year,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation.

“In fiscal 2014, we delivered solid growth, margin improvement, EPS expansion and strong cash generation. Execution of our core strategy has delivered consistent and predictable results.  We remain focused on the quality of our revenue, expanding our capabilities and providing value to our customers. With our revenue base exiting 2014, we are optimistic that 2015 will be another growth year for Sanmina,” concluded Sola.

Company Completes The Redemption Of All Outstanding 7% Senior Notes Due 2019

On October 8, 2014, the Company completed the redemption of the remaining $100 million in aggregate principal amount of its 7% Senior Notes due 2019 using existing cash and credit facilities.

First Quarter Fiscal 2015 Outlook

The following outlook is for the first fiscal quarter ending December 27, 2014.  These statements are forward-looking and actual results may differ materially.

•                  Revenue between $1.65 billion to $1.70 billion

•                  Non-GAAP diluted earnings per share between $0.55 to $0.60

Company Conference Call Information

Sanmina will hold a conference call regarding results for the fourth quarter and fiscal year end 2014 on Monday, October 27, 2014 at 5:00 p.m. ET (2:00 p.m. PT).  The access numbers are: domestic 877-273-6760 and international 706-634-6605. The conference will also be broadcast live over the Internet.  You can log on to the live webcast at www.sanmina.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina’s website at www.sanmina.com.  A replay of the conference call will be available for 48-hours.  The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 21263272.

(1) Fourth quarter and full year fiscal 2014 GAAP diluted earnings per share includes a non-recurring tax benefit of $1.01 and fourth quarter and full year fiscal 2013 GAAP diluted earnings per share includes a non-recurring tax benefit of $0.25.

(2) In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures: operating income, operating margin, net income and diluted earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or which we consider to be of a non-operational nature in the applicable period.  See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP results contained in this release to their most directly comparable GAAP measures is included in the financial statements contained in this release.  Sanmina provides its first quarter fiscal 2015 outlook only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of acquisitions, restructuring activities, asset impairments and other unusual and infrequent items.

About Sanmina

Sanmina Corporation is a leading integrated manufacturing solutions provider serving the fastest-growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to OEMs primarily in the communications, defense and aerospace, industrial and semiconductor systems, medical, multimedia, computing and storage, automotive and clean technology sectors. Sanmina has facilities strategically located in key regions throughout the world. More information regarding the company is available at www.sanmina.com.

Sanmina Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for the first quarter and its expectations concerning growth in fiscal 2015, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including adverse changes to the key markets we target; credit problems experienced by our customers; risks arising from our international operations; competition that could cause us to lose sales; consolidation among our customers and suppliers that could adversely affect our business; and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina Contact

Paige Bombino

Director, Investor Relations

(408) 964-3610

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	September 27,	September 28,
	2014	2013
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$466,607	$402,875
Accounts receivable, net	979,475	944,816
Inventories	893,178	781,560
Prepaid expenses and other current assets	111,714	75,337
Total current assets	2,450,974	2,204,588

Property, plant and equipment, net	563,016	540,151
Other	299,099	251,109
Total assets	$3,313,089	$2,995,848

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,139,845	$956,488
Accrued liabilities	110,357	109,363
Accrued payroll and related benefits	126,541	118,572
Short-term debt	157,394	22,301
Total current liabilities	1,534,137	1,206,724

Long-term liabilities:
Long-term debt	386,681	562,512
Other	145,516	135,048
Total long-term liabilities	532,197	697,560

Stockholders’ equity	1,246,755	1,091,564
Total liabilities and stockholders’ equity	$3,313,089	$2,995,848

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	Sept. 27,	Sept. 28,	Sept. 27,	Sept. 28,
	2014	2013	2014	2013
Net sales	$1,686,169	$1,505,323	$6,215,106	$5,917,124
Cost of sales	1,554,551	1,389,989	5,726,823	5,490,307
Gross profit	131,618	115,334	488,283	426,817

Operating expenses:
Selling, general and administrative	57,745	57,130	242,288	238,072
Research and development	7,932	7,395	32,495	25,571
Amortization of intangible assets	425	474	1,798	1,896
Restructuring and integration costs	3,979	4,647	12,550	24,910
Asset impairments	—	1,000	—	2,100
Gain on sales of long-lived assets	—	—	(530)	(23,361)
Total operating expenses	70,081	70,646	288,601	269,188

Operating income	61,537	44,688	199,682	157,629

Interest income	343	179	1,533	1,014
Interest expense	(7,410)	(8,560)	(30,804)	(41,004)
Other expense, net	(4,075)	2,204	(8,672)	(14,233)
Interest and other, net	(11,142)	(6,177)	(37,943)	(54,223)
Income before income taxes	50,395	38,511	161,739	103,406
Provision for (benefit from) income taxes	(82,108)	(290)	(35,426)	24,055
Net income	$132,503	$38,801	$197,165	$79,351

Basic income per share	$1.61	$0.46	$2.38	$0.96
Diluted income per share	$1.52	$0.44	$2.27	$0.93

Weighted-average shares used in computing per share amounts:
Basic	82,528	83,790	82,872	82,834
Diluted	86,997	87,201	86,731	85,403

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	Sept. 27,	Sept. 28,	Sept. 27,	Sept. 28,
	2014	2013	2014	2013
GAAP Operating Income	$61,537	$44,688	$199,682	$157,629
GAAP operating margin	3.6%	3.0%	3.2%	2.7%
Adjustments
Stock compensation expense (1)	5,519	4,148	18,789	17,524
Amortization of intangible assets	1,072	474	3,871	1,896
Distressed customer charges (2)	1,856	768	2,239	6,180
Restructuring, acquisition and integration costs	3,979	4,647	12,550	24,910
Recovery of contingency item (3)	(2,686)	—	(2,562)	—
Gain on sales of long-lived assets	—	—	(530)	(23,361)
Asset impairments	—	1,000	—	2,100
Non-GAAP Operating Income	$71,277	$55,725	$234,039	$186,878
Non-GAAP operating margin	4.2%	3.7%	3.8%	3.2%

GAAP Net Income	$132,503	$38,801	$197,165	$79,351

Adjustments:
Operating income adjustments (see above)	9,740	11,037	34,357	29,249
Loss on repurchases of debt (4)	3,587	—	11,779	1,401
Loss on dedesignation of interest rate swap (5)	—	—	—	14,903
Litigation settlements (6)	—	(2,421)	(1,571)	(2,421)
Nonrecurring tax items	(92,416)	(7,537)	(69,260)	902
Non-GAAP Net Income	$53,414	$39,880	$172,470	$123,385

GAAP Net Income Per Share:
Basic	$1.61	$0.46	$2.38	$0.96
Diluted	$1.52	$0.44	$2.27	$0.93

Non-GAAP Net Income Per Share:
Basic	$0.65	$0.48	$2.08	$1.49
Diluted	$0.61	$0.46	$1.99	$1.44

Weighted-average shares used in computing per share amounts:
Basic	82,528	83,790	82,872	82,834
Diluted	86,997	87,201	86,731	85,403

(1)         Stock compensation expense was as follows:

	Three Months Ended		Twelve Months Ended
	Sept. 27,	Sept. 28,	Sept. 27,	Sept. 28,
	2014	2013	2014	2013

Cost of sales	$1,986	$1,362	$5,850	$5,464
Selling, general and administrative	3,491	2,767	12,860	11,942
Research and development	42	19	79	118
Total	$5,519	$4,148	$18,789	$17,524

(2)        Relates to inventory and bad debt reserves / recoveries associated with distressed customers.

(3)        Represents a non-recurring contingency that the Company resolved favorably.

(4)        Represents a loss, including write-off of unamortized debt issuance costs, on debt redeemed or repurchased prior to maturity.

(5)        Represents a non-cash loss resulting from dedesignation of an interest rate swap.

(6)        Represents cash received in connection with a litigation settlement.

Schedule I

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, to the extent material or which we consider to be of a non-operational nature in the applicable period, and as more fully described below.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP. Management compensates for these limitations primarily by using GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Items, which consist of other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.